Exhibit 99.2

MEMSIC, Inc.

Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 15, 2010, pursuant to the Asset Purchase Agreement dated December 16, 2009 between MEMSIC, Inc. (“MEMSIC”) and Crossbow Technology, Inc. (“Crossbow”), MEMSIC completed the acquisition of assets related to Crossbow’s commercial (non-military) Inertial Systems business and Wireless Sensor Network (WSN) “Mote” and eKo business (collectively, the “Acquired Business”), including intellectual property rights and fixed assets relating to the Acquired Business. The purchase price consisted of a payment of $18 million in cash at the closing.

The following unaudited pro forma combined balance sheet combines balance sheet data for MEMSIC and the assets acquired and liabilities assumed from the Acquired Business as of December 31, 2009 as if the acquisition had been completed on December 31, 2009. The following unaudited pro forma combined statement of operations combines the statement of operations data for MEMSIC and the direct revenues and direct expenses for the Acquired Business for the year ended December 31, 2009 as if the acquisition had been completed on January 1, 2009. The pro forma financial information is based upon the historical consolidated financial statements of MEMSIC and the special-purpose statements of the Acquired Business and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of MEMSIC that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of MEMSIC at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of MEMSIC and the Acquired Business or costs that may be incurred in integrating MEMSIC and the Acquired Business. The unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in MEMSIC’s Annual Report on Form 10-K for the period ended December 31, 2009, which is on file with the SEC, and the historical special-purpose statements and related notes of the Acquired Business included in this Form 8-K/A.

MEMSIC, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2009

(in thousands)

	Historical		Pro forma Adjustments		Pro forma Combined
	MEMSIC	Crossbow
ASSETS
Current assets:
Cash and cash equivalents	$66,971	$332	$(18,000)	A	$49,303
Restricted cash	863	—	—		863
Short-term investments	—	—	—		—
Accounts receivable, net of allowance for doubtful accounts	2,670	197	—		2,867
Inventories	4,989	1,060	(442)	A,B	5,607
Deferred taxes	96	—	—		96
Other assets	908	241	—		1,149

Total current assets	76,497	1,830	(18,442)		59,885
Property and equipment, net	14,592	351	243	A,B	15,186
Long-term investments	5,353	—	—		5,353
Definite-lived intangible assets, net	988	—	12,135	A	13,123
Goodwill	—	—	4,742	A	4,742
Deferred taxes	55	—	—		55
Other assets	26	—	—		26

Total assets	$97,511	$2,181	$(1,322)		$98,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,116	$—	$—		$1,116
Accrued expenses	1,663	337	83	C	2,083
Advance research funding	863	—	—		863

Total current liabilities	3,642	337	83		4,062

Stockholders’ equity:
Common stock	0	—	—		0
Additional paid-in capital	98,112	—	—		98,112
Accumulated other comprehensive income	2,218	—	—		2,218
Accumulated deficit	(6,461)	—	(83)	C	(6,544)

Total stockholders’ equity	93,869	—	(83)		93,786
MEMSIC share of net assets acquired	—	1,487	(1,487)		—
Non-controlling interest in majority owned Japan joint venture	—	357	165	A,B	522

Total liabilities and stockholders’ equity	$97,511	$2,181	$(1,322)		$98,370

See notes to the unaudited pro forma financial information

MEMSIC, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2009

(in thousands, except share and per share data)

	Historical		Pro forma Adjustments		Pro forma Combined
	MEMSIC	Crossbow
Net sales	$28,372	$12,135	$—		$40,507
Cost of goods sold	15,436	7,179	232	D,E,F	22,847

Gross profit	12,936	4,956	(232)		17,660

Operating expenses:
Research and development	5,230	2,085	11	E,G,H	7,326
Sales and marketing	2,328	2,325	19	G,H	4,672
General and administrative	6,295	188	1,262	F,I,J	7,745

Total operating expenses	13,853	4,598	1,292		19,743

Operating income (loss)	(917)	358	(1,524)		(2,083)

Other income (expense):
Interest and dividend income	819	—	(202)	K	617
Interest expense	—	—			—
Other, net	215	—			215

Total other income (expense)	1,034	—	(202)		832

Earnings (loss) before income taxes	117	358	(1,726)		(1,251)
Provision for income taxes	93	—			93

Net income (loss)	24	358	(1,726)		(1,344)

Less: net income (loss) attributable to non-controlling interest	—	6	(30)	L	(24)

Net income (loss) attributable to MEMSIC, Inc.	$24	$352	$(1,696)		$(1,320)

Net income (loss) per common share:
Basic	$0.00	$—	$—		$(0.06)

Diluted	$0.00	$—	$—		$(0.06)

Weighted average shares outstanding used in calculating net income (loss) per common share:
Basic	23,740,592	—	—		23,740,592

Diluted	24,007,456	—	—		23,740,592

See notes to the unaudited pro forma financial information

MEMSIC, Inc.

Notes to Unaudited Pro Forma Financial Information

(Dollar amounts in thousands)

Acquisition of Certain Business Lines of Crossbow

(A)	The purchase price of the assets acquired from Crossbow was $18 million in cash. The allocation of the purchase price and the purchase price accounting is based upon preliminary estimates of the assets and liabilities acquired on January 15, 2010 in accordance with ASC topic 805, Business Combinations. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The purchase price paid for the acquisition is as follows:

Cash paid	$18,000

Total purchase price	$18,000

The allocation of the purchase price is estimated as follows:

Working capital	$1,051
Property and equipment	594
Trademarks	408
Customer relationships	4,728
Developed technology	6,999
Goodwill	4,742

18,522

Non-controlling interest in majority owned Japan joint venture	(522)

Allocation of purchase price	$18,000

(B)	The following table reflects the adjustments to record the difference between the preliminary fair value and the historical amount of the acquired assets.

	Crossbow Historical	Net Adjustment	Preliminary Fair Value
Inventories	$1,060	$(442)	$618
Property and equipment, net	351	243	594

Non-controlling interest in majority owned Japan joint venture	357	165	522

(C)	Adjustment to accrue for acquisition related cost that was recorded by MEMSIC in 2010.

(D)	Adjustment of $194 to eliminate Crossbow manufacturing profit as required by ASC topic 805.

(E)	Adjustment reflects the elimination of the historical depreciation of the purchased fixed assets of $58 in the cost of goods sold and $47 in the research and development expense.

(F)	To record pro forma depreciation expense of the purchased fixed assets from the beginning of the period presented over their estimated remaining useful lives as follows:

	Fair Value	Estimated Useful Life (years)	Pro Forma Depreciation Expense
Equipment used in manufacturing	$327	2 - 5	$96
Other equipment	267	2 - 5	78

Total equipment	$594		$174

(G)	Adjustment reflects employee stock-based compensation expense for 315,000 shares of MEMSIC stock options granted under MEMSIC 2009 Nonqualified Inducement Stock Option Plan to the 21 Crossbow employees who joined MEMSIC in connection with the acquisition.

Pro forma employee stock-based compensation expenses are as follows:

Pro forma employee stock-based compensation expense
Research and development	$73
Sales and marketing	23

Total	$96

(H)	Adjustment of $15 in research and development expense and $4 in sales and marketing expense to reflect the elimination of the historical Crossbow employee stock-based compensation expense related to employees hired by MEMSIC.

(I)	Adjustment to record pro forma amortization expense of purchased intangible assets from the beginning of the period presented over their estimated useful lives as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Pro Forma Amortization Expense
Trademarks—worldwide	$408	2	$204
Customer relationships	4,728	8 - 10	542
Developed technology	6,999	8 - 10	734

Total intangible assets	$12,135		$1,480

(J)	Adjustment of $296 to eliminate the acquisition related cost that was recorded by MEMSIC in 2009 general and administrative expense.

(K)	Adjustment to eliminate interest income from MEMSIC’s statement of operations for cash used in the acquisition and not available for investment during the period.

(L)	Adjustment to reflect amortization expense attributable to non-controlling interest in majority owned Japan joint venture.